UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒
Securities Act registration statement file number to which this form relates: File No. 333-194280
Securities to be registered pursuant to Section 12(g) of the Act:

Class A and Class T Common Stock, Par Value $0.001 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant's Securities to be Registered.
Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") incorporates by reference herein the description of the Registrant's common stock, $0.001 par value per share, set forth under the captions "Suitability Standards" and "Description of Shares" in the Prospectus contained in Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on November 2, 2015 (File No. 333-194280) and all amendments and supplements to such Registration Statement and supplements subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.
Item 2. Exhibits.
The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which were previously filed with the Securities and Exchange Commission.

Exhibit No.	Description
3.1
First Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT II, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-11, filed on July 30, 2014, Commission File No. 333-194280

3.2
Bylaws of Griffin Capital Essential Asset REIT II, Inc., incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11, filed on March 3, 2014, Commission File No. 333-194280

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page, incorporated by reference to Appendix B to the Registrant's prospectus dated November 2, 2015, Commission File No. 333-194280
4.2
Griffin Capital Essential Asset REIT II, Inc. Amended and Restated Distribution Reinvestment Plan, incorporated by reference to Appendix C to the Registrant's prospectus dated November 2, 2015, Commission File No. 333-194280

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: April 8, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary